UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2025
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On April 24, 2025, Intensity Therapeutics, Inc., a Delaware corporation (the “Company”), commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 3,133,333 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) 3,133,333 Series B-1 Common Warrants (the “Series B-1 Common Warrants”) to purchase up to 3,133,333 shares of Common Stock (the “Series B-1 Common Warrant Shares”), (iii) 3,133,333 Series B-2 Common Warrants (the “Series B-2 Common Warrants” and together with the Series B-1 Warrants, the “Warrants”) to purchase up to 3,133,333 shares of Common Stock (the “Series B-2 Common Warrant Shares” and together with the Series B-1 Common Warrant Shares, the “Warrant Shares”). Each Share was sold together with one Series B-1 Common Warrant to purchase one share of Common Stock and one Series B-2 Common Warrant to purchase one share of Common Stock. The combined offering price for each Share and accompanying Warrants was $0.75. Each Warrant will have an exercise price of $0.85 and be immediately exercisable. The Series B-1 Common Warrants will expire on the five-year anniversary of the date of issuance, and the Series B-2 Common Warrants will expire on the eighteen-month anniversary of the date of issuance.
The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agents (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Warrants, are expected to be approximately $1.9 million. The Company intends to use the net proceeds from the Offering for the enrollment of patients in the INVINCIBLE-4 Study, for the treatment of existing patients enrolled in the INVINCIBLE-3 Study, and for working capital and general corporate purposes. The Company anticipates that the Offering will close on or about April 28, 2025, subject to the satisfaction of customary closing conditions.
In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement contains customary representations and warranties, agreements of the Company and the investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 30-day period following the closing of the Offering, subject to certain exceptions which includes the issuance of up to $5.0 million of shares of Common Stock and common stock purchase warrants to certain of our existing shareholders and/or any investor in this Offering, in proportion to their purchase in the Offering, in a registered offering pursuant to our existing Registration Statement on Form S-3, provided that such shares of Common Stock are issued and sold at a price per share equal to or greater than the offering price in the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until the 60-day anniversary of the closing date of the Offering, subject to certain exceptions.
The Shares, Warrants and Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-286683) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2025, as amended by Amendment No. 1 to the Form S-1 (including the prospectus forming a part of such Registration Statement), under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective by the Commission on April 24, 2025.
A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that such holder would own more than 4.99% (or, at such holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from such holder to the Company, the holder may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.
On April 24, 2025, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”) and Brookline Capital Markets, a division of Arcadia Securities,

LLC (“Brookline”) (together, the “Placement Agents”) pursuant to which the Company engaged A.G.P. as the lead placement agent and Brookline as the co-placement agent in connection with the Offering. The Company agreed to pay the Placement Agents a fee in cash equal to 7.0% of the gross proceeds from the sale of the Shares and Common Warrants to the Investor. The Company also agreed to reimburse the Placement Agents for all reasonable and documented travel and other out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $80,000, as well as non-accountable expenses not to exceed $25,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.
The foregoing summaries of the Placement Agent Agreement, the Purchase Agreement, the Series B-1 Common Warrant and the Series B-2 Common Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Item 8.01. Other Events
On April 25, 2025, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
1.1
Form of Placement Agent Agreement dated April 24, 2025, by and between the Company and A.G.P./Alliance Global Partners and Brookline Capital Markets, a division of Arcadia Securities, LLC (incorporated by reference from Exhibit 1.1 to the Registration Statement on Form S-1 (No. 333-286683)).

4.1	Form of Series B-1 Common Warrant.
4.2	Form of Series B-2 Common Warrant.
10.1	Form of Securities Purchase Agreement, dated as of April 24, 2025, by and between Intensity Therapeutics, Inc. and the purchasers party thereto.
99.1	Pricing Press Release, dated April 25, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intensity Therapeutics, Inc.

Dated: April 25, 2025	By:	/s/ Lewis H. Bender
		Name:	Lewis H. Bender
		Title:	Chief Executive Officer